Exhibit 3.21

FILED
In the Office of the
ARTICLES OF INCORPORATION	Secretary of State of Texas

OF	MAR 23 2005

CIRRO ENERGY SERVICES, INC.	Corporations Section

I, the undersigned, a natural person of the age of eighteen (18) years or more, a citizen of the State of Texas, acting as incorporator of a corporation under the Texas Business Corporation Act, (the “TBCA”) do hereby adopt the following Articles of Incorporation for such corporation.

ARTICLE I

Name

The name of the Corporation is CIRRO ENERGY SERVICES, INC.

ARTICLE II

Period of Duration

The period of duration is perpetual.

ARTICLE III

Section 1 - Purposes

The purpose for which the Corporation is organized is the transaction of any and all lawful business for which the Corporation may be incorporated and not prohibited by Article 2.01B of the Texas Business Corporation Act, as now written or as hereafter amended.

Section 2 - Statutory Powers

Subject to any specific written limitations or restrictions imposed by the Texas Miscellaneous Corporation Act, by the Texas Business Corporation Act, or by other applicable laws, and solely in the furtherance of and not in addition to the purposes set forth in Section 1 of this Article, the Corporation shall have and exercise all of the powers not inconsistent with these Articles.

ARTICLE IV

Anthorized Shares

The aggregate number of shares which the Corporation shall have the authority to issue is One Hundred Thousand (100,000) shares, consisting of Fifty Thousand (50,000) shares of Class A Common Stock, no par value per share, and Fifty Thousand (50,000) shares of Class B Common Stock, no par value per share, with the following preferences, limitations, restrictions, relative rights, including voting rights and distinguishing characteristics set forth below:

Class A Common Stock.

(a)                       Voting Rights. The holders of Class A Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

(b)                       Distributions. Until such time as the voluntary or involuntary liquidation of the Corporation, the dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation, the holders of Class A Common Stock shall be entitled to receive, pro rata in accordance with the number of shares of Class A Common Stock then outstanding, all dividends of the Corporation, as authorized from time to time in the sole discretion of the Corporation’s Board of Directors, and as are permitted from legally available funds.

Class B Common Stock.

(a)                       Voting Rights. The holders of Class B Common Stock shall be entitled to one vote per share for all purposes upon which such holders are entitled to vote.

(b)                       Distributions. Until such time as the voluntary or involuntary liquidation of the Corporation, the dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation, the holders of Class B Common Stock shall not be entitled to any dividends of the Corporation, notwithstanding that the holders of Class A Common Stock have received dividends prior to the occurrence of any such events. However, upon the voluntary or involuntary liquidation of the Corporation, the dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation, the holders of Class B Common Stock shall, from and after the occurrence of any such events, be entitled to receive, pro rata in accordance with the total number of Class A Common Stock and Class B Common Stock then issued and outstanding, all dividends or other distributions of the Corporation made pursuant to such liquidation, dissolution or sale, as authorized by the Board of Directors from time to time, and as are permitted from legally available funds. The holders of Class B common stock shall not be entitled to any dividends or other distributions on account of dividends paid to the holders of Class A Common Stock prior to the time the holders of the Class B Common Stock become entitled to any dividends.

Provisions Applicable to Both Class A Common Stock and Class B Common Stock.

(a)                      Notwithstanding anything to the contrary herein, any dividend payable in stock, any stock split or other issuance of additional shares of stock to holders of either class of Common Stock without payment of consideration shall be made pro rata among all holders of Class A Common Stock and Class B Common Stock.

(b)                      No shares of Common Stock of any class shall be redeemable.

ARTICLE V

Initial Consideration for Issuance of Shares

The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

ARTICLE VI

Address of Initial Registered Office and Name of Initial Registered Agent

The address of the initial registered office of the Corporation is 15303 Dallas Parkway, Suite 700, Addison, Texas 75001. The name of the initial registered agent of the Corporation at such address is William D. Hayward, Esq.

ARTICLE VII

Data on Respective Directors

The number of Directors constituting the initial Board of Directors shall be four (4). The name and address of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are duly elected and qualified are:

Name	Address

Gary Shapiro	501 W. President George Bush Hwy
Suite 350
Richardson, Texas 75080

Tim Terrell	501 W. President George Bush Hwy
Suite 350
Richardson, Texas 75080

Tim Rogers	501 W. President George Bush Hwy
Suite 350
Richardson, Texas 75080

Tim Bell	501 W. President George Bush Hwy
Suite 350
Richardson, Texas 75080

ARTICLE VIII

Adoption of the Bylaws

The initial Bylaws shall be adopted by the Board of Directors. The Board of Directors shall have the power to alter, amend or repeal the Bylaws of the Corporation and to adopt new Bylaws, subject to repeal ox change by action of the shareholders.

ARTICLE IX

Data Respecting Incorporator

The name and address of the Incorporator is as follows:

Robin M. Wheatley, Esq.

15303 Dallas Parkway, Suite 700

Addison, Texas 75001

ARTICLE X

Denial of Cumulative Voting

Cumulative voting of shares in the election of Directors or upon any other matter is expressly prohibited. The shareholders entitled to vote for the election of Directors shall be entitled to cast one vote per directorship for each share held, and no more.

ARTICLE XI

Denial of Pre-Emptive Rights of Shareholders

No shareholder of this Corporation shall have any pre-emptive right to acquire additional, unissued or treasury shares of the Corporation, or any other securities of the Corporation.

ARTICLE XII

Indemnification of Directors and Officers

The directors and officers of the Corporation shall be entitled to indemnification to the full extent allowable by law, including but not limited to the provisions of Article 2.02-1 of the Texas Business Corporation Act, as now written or as hereafter amended

ARTICLE XIII

Limitation of Liability

No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for an act or omission in the director’s capacity as a director, provided, however, that the limitation of liability contained in this Article XIII shall not eliminate or limit the liability of a director to the extent the director is found liable for:

1)                          A breach of a director’s duty of loyalty to the Corporation or its shareholders;

2)                          An act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

3)                          A transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or

4)                          An act or omission for which the liability of a director is expressly provided for by an applicable statute.

This Article XIII shall provide limitation of liability for directors of the Corporation to the full extent allowable by law, including but not limited to the provisions of Article 1302—7.06 of the Texas Miscellaneous Corporation Laws Act, as now written or as hereafter amended.

ARTICLE XIV

Shareholder Consent Election

It is hereby provided that, in accordance with Article 9.10A of the Texas Business Corporation Act, any action required to be taken at any annual or special meeting of shareholders, or my action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents, in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

IN WITNESS WHEREOF, I have hereunder set my hand this 22nd day of March, 2005.

/s/ Robin M. Wheatley
Robin M. Wheatley, Esq.

Corporations Section P.O.Box 13697 Austin, Texas 78711-3697	[SEAL]	Nandita Berry Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING

OF

CIRRO ENERGY SERVICES, INC.

800470329

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 04/17/2014

Effective: 04/17/2014

[SEAL]	/s/ NANDITA BERRY

Nandita Berry Secretary of State

Come visit us on the internet at http://www.sos.state.tx.us/
Phone: (512) 463-5555	Fax: (512) 463-5709	Dial: 7-1-1 for Relay Services
Prepared by: Debi Mojica	TID: 10303	Document: 539642770002

CERTIFICATE OF AMENDMENT
FILED
TO THE	In the Office of the
Secretary of State of Texas
CERTIFICATE OF INCORPORATION
APR 17 2014
OF
Corporations Section
CIRRO ENERGY SERVICES, INC.

Cirro Energy Services, Inc., a corporation organized and existing under and by virtue of the Texas Business Organization Code of the State of Texas (the “Corporation”) does hereby certify that:

FIRST: The name of the Corporation is Cirro Energy Services, Inc.

SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Texas on March 23, 2005.

THIRD: Article IV of the Corporation’s Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth below:

Article IV: The Corporation is authorized to issue 100 shares of Common Stock with a par value of $0.01 per share. The subscription of NRG Energy, Inc. for the purchase of 100 shares of Common Stock of this Corporation for a total cash price of One Dollar ($1.00) and no cents be accepted and that, upon payment to this Corporation of the subscription price therefore, there be issued to such subscriber One Hundred (100) shares of Common Stock of this Corporation.

FOURTH: Article VII of the Corporation’s Certificate of Incorporation is hereby amended and restated to read in its entirety as set forth below:

Article VII: The number of Directors constituting the Board of Directors shall be one (1) sole director.

FIFTH: The Board of Directors of the Corporation approved and adopted the foregoing amendment to the Certificate of Incorporation in accordance with the Business Organizations Code of the State of Texas and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

SIXTH: The stockholders of the Corporation duly approved and adopted said proposed amendment on April 1, 2014 in accordance with Titles 1 and 2 of the Business Organizations Code of the State of Texas and the provisions of the Certificate of Incorporation.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name this 17th day of April, 2014.

CIRRO ENERGY SERVICES, INC.

By:	/s/ G. Gary Garcia
Name:	G. Gary Garcia
Title:	Vice President and Treasurer